March 13, 2007

Trinity Investment, G.P.

c/o Cagan McAfee Capital Partners, LLC

10600 N. De Anza Blvd., Suite 250

Cupertino, CA 95014

Attention: Laird Q. Cagan

Re:

TWL Corporation

Dear Sir/Madam:

Reference is hereby made to that certain Securities Purchase Agreement (the “Agreement”), dated March 31, 2006, by and among TWL Corporation (the “Company”) and Palisades Master Fund LP (“Palisades”), the 15% Senior Secured Convertible Debenture due March 31, 2010 (the “Debenture”) issued by the Company to Palisades, the Registration Rights Agreement dated March 31, 2006 entered into by and among the Company and Palisades (the “RR Agreement”), and such other Transaction Documents (as defined in the Agreement) entered into in connection with the Agreement (collectively the “Financing Documents”). Furthermore, reference is hereby made to a certain Stock and Debenture Transfer Agreement dated February 13, 2007 entered into by and among Palisades, Laird Q. Cagan (“Cagan”) and the Company, and to a certain Stock and Debenture Transfer Agreement dated February 28, 2007 entered into by and among Cagan, Trinity Investment, G.P. (“TIGP”) and the Company, pursuant to the terms of which the Financing Documents and those certain letter agreements dated July 27, 2006 and July 31, 2006 entered in by and between the Company and PEF Advisors on behalf of Palisades were ultimately transferred and assigned to TIGP. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Debenture, the RR Agreement and/or the Agreement.

The Company is currently contemplating entering into a Purchase Agreement (the “SPA”) and related financing documents with certain accredited investors (the “Investors”) pursuant to which the Investors have agreed to purchase from the Company up to $8,500,000 principal amount of its 15% Convertible Debentures, of which $4,500,000 was received by the Company on March 31, 2006 (the “March 2006 Debt”) on the terms substantially similar to those set forth in the Agreement and the Financing Documents. As such, the Company respectfully requests your prior written consent to, and waiver of, the following provisions:

The undersigned hereby irrevocably agrees to waive (i) all Events of Default as defined in the Debenture, including but not limited to, those set forth in Section 8 of the Debenture that have occurred as of the date of this Letter Agreement (the “Defaults”), (ii) all payments owed by the Company as of the date of this Letter Agreement pursuant to Section 2 of the RR Agreement, and (iii) any remedies available as of the date of this Letter Agreement upon the occurrence of the Defaults as would be applicable via the terms of the Debenture, the RR Agreement or the Agreement; provided that, except as set forth in this Letter Agreement, the Undersigned does not agree to waive in the future any of their rights to (i) declare an Event of Default, (ii) receive payments as provided under the RR Agreement, or (iii) any of the associated remedies as would otherwise be applicable under the terms of the Debenture, the RR Agreement or the Agreement.

The undersigned hereby further irrevocably consents to the Company entering into the SPA and related financing documents with the Investors pursuant to which the Investors have agreed or will agree to purchase from the Company up to $4,000,000 of additional 15% convertible debentures in the form substantially similar to the Debentures.

Except as expressly waived and amended hereby, all of the terms and provisions of the Agreement, the Debenture, the RR Agreement and the Transaction Documents are, and shall remain, in full force and effect, unless agreed to otherwise in writing by the parties.

This Letter Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

Please acknowledge your understanding of and agreement with the foregoing by signing this Letter Agreement in the spaces provided below.

TWL CORPORATION

By: /s/ Dennis J. Cagan_____
Name: Dennis J. Cagan
Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED

THIS 13th DAY OF MARCH 2007

TRINITY INVESTMENT, G.P.

By: /s/ Laird Q. Cagan
Name: Laird Q. Cagan
Title: Managing General Partner